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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-86881) and in the Registration Statements on Form S-8 (No. 33-95255 and No. 333-95259) of Western Gas Resources, Inc. of our report dated March 13, 2000 appearing on page 32 of this Form 10-K.



Pricewaterhousecoopers LLC
Denver, Colorado
March 13, 2000